United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2022

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          As a result of the promotion of Aaron J. Kuehne to the new roles of Executive Vice President and Chief Operating Officer, effective as of January 3, 2022, Mr. Kuehne ceased serving as the Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of Clarus Corporation (the “Company”).

(c)

Michael J. Yates

Following the promotion of Mr. Kuehne as the Company’s Executive Vice President and Chief Operating Officer, Mr. Michael J. Yates was appointed to serve as the Company’s new Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective as of January 3, 2022.

Mr. Yates is 56 years old. Before joining the Company, Mr. Yates was with IDEX Corporation from October 2005 to January 2022, serving as the corporate controller from 2005 to 2010, the chief accounting officer from 2010 to 2022 and the interim chief financial officer from September 2016 to December 2017. Over his career at IDEX Corporation Mr. Yates had responsibility for several corporate and operating finance functions and was the principal accounting officer. Prior to IDEX Corporation, Mr. Yates spent 18 years in public accounting with KPMG LLP and PricewaterhouseCoopers LLP in various roles from 1987 to 2005. Mr. Yates graduated from Indiana University’s Kelly School of Business in 1987 with a Bachelor of Science degree in Accounting. He has also been a certified public accountant since 1988. Mr. Yates has no family relationships with any other director or executive officer of the Company.

Mr. Yates’ employment with the Company is at-will and the Company will pay to Mr. Yates a salary of $400,000 per year. On January 3, 2022, the Company issued and granted to Mr. Yates options to purchase 30,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price per share of $27.65, which will vest and become exercisable in three equal consecutive annual tranches on each of December 31, 2022, December 31, 2023 and December 31, 2024. In addition, at the sole and absolute determination of the Company’s Board of Directors, Mr. Yates is eligible to receive annual cash bonus awards targeted at up to 75% of his base salary as well as stock bonus awards (payable 50% in stock options and 50% in restricted stock awards, each subject to three-year vesting) that are also targeted at up to 75% of his base salary, in each case, based upon the achievement of certain targets relating to the Company’s adjusted earnings before interest, taxes, other income or expense, depreciation and amortization results as reflected in the Company’s Annual Report on Form 10-K for the applicable year in question. The Company has also agreed to cover Mr. Yates’ commuting, relocating and related costs of up to $25,000, for a period of six months following the commencement date of his employment with the Company. Mr. Yates has also agreed to certain confidentiality obligations as well as non-solicitation obligations (relating to the Company’s employees) during his employment and for a period of two years after the termination of his employment with the Company. All payments and benefits provided to Mr. Yates in connection with his employment with the Company shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

Aaron J. Kuehne

Effective as of January 3, 2022, Mr. Kuehne was appointed to serve as the Company’s Chief Operating Officer. Mr. Kuehne is 43 years old and has served as our Secretary and Treasurer, since 2013 and as our Executive Vice President since March 2021. Mr. Kuehne previously served as the Company’s Chief Administrative Officer, Chief Financial Officer and interim Chief Financial Officer, in addition to serving as its Vice President of Finance, principal financial officer and principal accounting officer. Before joining the Company in September 2010, Mr. Kuehne served as the Corporate Controller of Certiport from August 2009 to September 2010. From July 2004 to August 2009, Mr. Kuehne served in various capacities with KPMG LLP, most recently as Audit Manager. Mr. Kuehne graduated with a Bachelor of Arts degree in Accounting from University of Utah – David Eccles School of Business in 2002 and with an M.B.A. degree from University of Utah – David Eccles School of Business in 2004. He has also been a Certified Public Accountant since 2005. Mr. Kuehne has no family relationships with any other director or executive officer of the Company.

Mr. Kuehne and the Company are parties to an employment agreement dated as of August 27, 2020 (the “Kuehne Employment Agreement”), which provides for Mr. Kuehne’s employment for a term expiring on August 27, 2023, subject to certain termination rights. Mr. Kuehne’s current annual base salary is $425,000, subject is to annual review by the Company. In addition, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, Mr. Kuehne is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 50% of Mr. Kuehne’s annual base salary. Mr. Kuehne will also be entitled, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

The Kuehne Employment Agreement also contains confidentiality obligations as well as a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company.

In the event that Mr. Kuehne’s employment is terminated as a result of his death or disability, Mr. Kuehne or his estate will, subject to the provisions of the Kuehne Employment Agreement, be generally entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus prorated for the portion of the year in which such termination occurred and all granted but unvested stock options and all unvested restricted stock shall immediately vest. In the event that Mr. Kuehne’s employment is terminated by the Company for “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void, except that, in the event that Mr. Kuehne is terminated as a result of his failure to perform any reasonable directive of the Company’s Board of Directors, he will be entitled to retain any vested stock options.

In the event that Mr. Kuehne’s employment is terminated by the Company without “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period, in each case payable in accordance with the Company’s normal payroll practices, provided that Mr. Kuehne executes a separation agreement and general release agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock will immediately vest.

In the event that Mr. Kuehne’s employment is terminated by Mr. Kuehne other than as a result of a “change in control” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Kuehne’s employment is terminated by either party within 30 days of a “change in control”, Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period; provided that Mr. Kuehne executes a separation agreement and general release agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Kuehne to provide consulting services described in the Kuehne Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kuehne will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Kuehne Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Kuehne fails to comply with any of his obligations under the Kuehne Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Kuehne will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Kuehne Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Kuehne Employment Agreement. All payments and benefits provided under the Kuehne Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The foregoing description of the Kuehne Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Kuehne Employment Agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated as of August 27, 2020, between the Company and Aaron Kuehne (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2020 and incorporated herein by reference).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2022

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Executive Vice President and Chief Operating Officer